UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 31, 2005, the Board of Directors of the Company adopted resolutions relating to certain non-employee Director compensation for 2006. Those resolutions provided as follows:

1. Each non-employee Director’s deferred Company stock account under the 1999 Stock Plan for Non-Employee Directors (“Directors Plan”) will be credited with 4,000 phantom shares of the Company’s Common Stock on January 3, 2006.

2. Each non-employee Director will receive a $50,000 cash retainer payable on January 3, 2006.

3. A chair fee for the chair of the Audit Committee of $20,000 and a chair fee for all other Board Committee chairs of $7,500, each payable on January 3, 2006.

The Directors Plan provides that Directors may defer director compensation into a variety of phantom investment vehicles. The 2006 amounts credited to a deferral account under the Directors Plan are paid out in cash at the end of the deferral period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006

ARCH CHEMICALS, INC.

By: /s/ Steven C. Giuliano
Name: Steven C. Giuliano
Title: Controller